Exhibit 10.111

AMENDMENT NO. 1

TO

KEY EMPLOYEE

NON-COMPETITION AGREEMENT

AMENDMENT NO. 1, made and entered into this 2nd day of April, 2012 between Osmose Holdings, Inc., a Delaware corporation duly organized and validly existing under the laws of the State of Delaware, having a place of business at 980 Ellicott Street, Buffalo., New York 14209, and Stephen C. Reeder, residing at 2870 Clegg Farm Road, Social Circle, Georgia 30025, hereinafter referred to as the “Employee” Unless otherwise specified, the term “Corporation” as used in this Amendment No. 1 shall mean collectively Osmose Holdings, Inc. and all of its subsidiaries and affiliates (“Osmose Affiliates”), and any reference to. Employee’s employment with the Corporation shall be deemed to refer to Employee's employment with the specific Osmose Affiliate for which he/she is employed.

WHEREAS, the Employee is employed by the Corporation; and

WHEREAS, the Corporation and the Employee are parties to a Key Employee Non Competition Agreement dated November 8, 2006 (the “Agreement”) pursuant to which, among other things, the Employee may become eligible to receive a Retirement Benefit pursuant to Section 4 of, and otherwise subject to all other terms and conditions of, the Agreement; and

WHEREAS, in recognition of the continued valuable service of the Employee with and for the Corporation the Corporation has agreed to adjust the amount of the Retirement Benefit to which the Employee may become eligible, as set forth in this Amendment No. 1.

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises contained in this Amendment No. 1, the Corporation and the Employee consent, covenant and agree as follows:

1.	Defined Terms. Defined terms used in this Amendment No, 1 but not defined in this Amendment No. 1 shall have the meaning set forth in the Agreement.
2.	Current Title. The Employee's current position is as follows: Sr. Vice President of U.S. Wood Preserving of Osmose, Inc.
3.	Adjustment of Retirement Benefit. Effective as of the date of this Amendment No. 1, the amount of the Retirement Benefit set forth in Section 4.a. of the Agreement is hereby amended to be $300,000.
4.

All Other Terms Remain in Effect. Except as specifically set forth in this Amendment No. 1, all other provisions, terms and conditions of the Agreement are unchanged and remain in full force and effect.

IN WITNESS WHEREOF, the Employee and the Corporation have executed this Amendment No. 1 as of the date set forth at the beginning of this Agreement.

EMPLOYEE

Stephen C. Reeder

(Typed Name)

/s/ Stephen C. Reeder L.S.

(Signature)

OSMOSE HOLDINGS, INC.

By	/s/ James R. Spengler, Jr.
James R. Spengler, Jr.
President & CEO

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